                                                                   Exhibit 99(a)

I hereby consent to the use of my name in the Registration Statement on Form S-4 of Bell Atlantic Corporation and any amendment thereto, as the same appears therein under the caption "Directors and Management of Bell Atlantic Following the Merger" with respect to my becoming a director of Bell Atlantic Corporation.

August 31, 1996                                /s/ Ivan Seidenberg
                                             ------------------------
                                                 Ivan Seidenberg